EX-99.2(c)

EX-99.2(c)- Bylaws of CREF (as amended)


                                     BYLAWS

                                       OF

                        COLLEGE RETIREMENT EQUITIES FUND

                              Adopted May 26, 1952
                            As Amended March 18, 2004

                                   ARTICLE ONE

                                Board of Trustees


          Section 1. The board of trustees shall consist of at least five trustees and no more than twelve trustees, and the number of trustees shall be fixed by a vote of the majority of the board of trustees. All trustees shall be elected by policyholders to a term of one year. The term of office of each trustee so elected shall commence at the beginning of the annual meeting of the board of trustees next succeeding such election, and shall continue until the beginning of the next annual meeting of the board of trustees and a successor shall take office.

          Section 2. Meetings. The board of trustees of the corporation shall hold an annual meeting for the election of officers and the appointment of committees and the transaction of such other business as shall properly come before the meeting, on the third Wednesday in June, if not a legal holiday, or, if a legal holiday, then on the next preceding business day, at such time and place as the notice of the meeting shall specify. If the chief executive officer or the Nominating and Personnel Committee shall so determine, the annual meeting of the board of trustees may be held on a different date, as shall be specified in the notice of meeting. Stated meetings of the board may be held on such dates and at such times and places as the board by standing resolution may fix. Special meetings of the board may be called by order of the chairman, the president or the executive committee. The chairman, and in his absence the president, shall preside at all meetings of the board.

          Section 3. Notice of Meetings. Notice of the time and place of each annual meeting shall be mailed to each trustee at his address shown by the records of the corporation at least ten days and not more than fifty days prior to the date of the meeting. No notice of stated meetings need be given. Notice of the time, place and purpose of each special meeting shall be given to each trustee in person or sent to him at his address shown by the records of the corporation by mail or telegraph at least one week prior to the date of such meeting. Except as otherwise provided by law or these bylaws, notices of meetings need not set forth the purpose or purposes of the meetings, and any business may be transacted at such meetings. No notice of any meeting of the board of trustees need be given to any trustee who attends such meeting or who waives notice in writing either before or after the meeting.

          Section 4. Quorum. A majority of the trustees shall constitute a quorum at all meetings of the board. Except as otherwise expressly provided by law, or these bylaws, the act of a majority of the trustees present at a meeting at which a quorum shall be present shall be the act of the trustees. If less than a quorum is present at any meeting, a majority of those present may adjourn the meeting from time to time until a quorum shall attend.

          Section 5. Telephonic Participation. At all meetings of the board of trustees or any committee thereof, trustees may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 6. Action Without a Meeting. Where time is of the essence, but not in lieu of a regularly scheduled meeting of the board of trustees or committee thereof, any action required or permitted to be taken by the board, or

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any  committee  thereof,  may be taken  without a meeting if all  members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

                                   ARTICLE TWO

                                    Officers

          Section 1. Election. At each annual meeting the board of trustees shall elect the executive officers of the corporation including a chairman, a president, one or more vice presidents, and such other executive officers as they may determine. Each such executive officer shall hold office until the close of the next annual meeting of the board or, if earlier, until his retirement, death, resignation or removal. The board may appoint other officers and agents, assign titles to them, and determine their duties; such officers and agents shall hold office during the pleasure of the board of trustees. The board may appoint persons to act temporarily in place of any officers of the corporation who may be absent, incapacitated or for any other reason unable to act or may delegate such authority to the chief executive officer.

          Section 2. Qualifications. One executive officer of the corporation shall be a member of and the chairman of the board of trustees. The same person may hold more than one office, except that no person shall be both president and secretary.

          Section 3. Removal of Officers. Any officer elected by the board of trustees may be removed by the affirmative votes of a majority of all the trustees holding office. Any other officer may be removed by the affirmative votes of a majority of all members of the executive committee holding office.

          Section 4. Removal of Other Employees. All other agents and employees shall hold their positions at the pleasure of the executive committee or of such executive officer as the executive committee may clothe with the powers of engaging and dismissing.

          Section 5. Chief Executive Officer. The board of trustees shall designate a chief executive officer. Subject to the control of the board of trustees and the provisions of these bylaws, the chief executive officer shall be charged with the management of the affairs of the corporation and shall perform such duties as are not specifically delegated to other officers of the corporation. The chief executive officer shall preside at all meetings of the policyholders. He shall report from time to time to the board of trustees on the affairs of the corporation.

          Section 6. Chairman. Except as otherwise provided by the board of trustees, the chairman, when present, shall preside at all meetings of the board of trustees. He shall be ex officio chairman of the executive committee. He may appoint committees of trustees, except where these bylaws or the board of trustees otherwise provide, and may appoint trustees to fill vacancies on trustee committees appointed by the board when such occur between meetings of the trustees. If the chairman is not the chief executive officer, he shall, in addition to the foregoing, perform such functions as are delegated to him by the chief executive officer. Except as otherwise provided by the board of trustees, in the absence of the chairman, the chair of the nominating and personnel committee shall preside at all meetings of the board.

          Section 7. President. The president, in the event of the absence or disability of the chairman, shall perform the duties of the chairman. If the president is not the chief executive officer, he shall assist the chief executive officer in his duties and shall perform such functions as are delegated to him by the chief executive officer.

          Section 8. Absence or Disability of Chief Executive Officer. In the absence or disability of the chief executive officer, the president, if he is not the chief executive officer, or the chairman, if he is not the chief executive officer, or if neither is available, a vice president so designated by the executive committee or the chief executive officer shall perform the duties of the chief executive officer, unless the board of trustees otherwise provides and subject to the provisions of the emergency bylaws of the corporation.

          Section 9. Secretary. The secretary shall give all required notices of meetings of the board of trustees, and shall attend and act as secretary at all meetings of the board, and of the policyholders, and of the executive

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committee  and  keep  the  records  thereof.  He  shall  keep  the  seal  of the corporation, and shall perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the board of trustees, the executive committee or the president.

          Section 10. Other Officers. The chief executive officer shall determine the duties of the executive officers other than the chairman, the president, and the secretary, and of all officers other than executive officers and he may assign titles to and determine the duties of non-officers.

                                  ARTICLE THREE

                                   Committees

          Section 1. Appointment. At each annual meeting of the board of trustees, the board shall appoint an executive committee, a finance committee, a nominating and personnel committee, an audit committee, and a committee on corporate governance and social responsibility, each member of which shall hold such position until the beginning of the next annual meeting of the board and until a successor shall be appointed or until the member shall cease to be a trustee. The board of trustees, the executive committee, or the chairman may appoint such other committees and subcommittees of trustees as may from time to time be found necessary or appropriate for the proper conduct of the business of the corporation, and may designate the duties of such committees or subcommittees.

          Section 2. Executive Committee. The executive committee shall consist of at least three trustees including the chairman. A majority shall constitute a quorum. The executive committee shall meet in regular meeting as it may from time to time determine, and in special meeting whenever called by the chairman, and, to the maximum extent permitted by law, shall be vested with all powers of the board of trustees during intervals between meetings of the board in all cases in which specific instructions shall not have been given by the board. The committee shall, in the event of an acute emergency, as defined by Article Seven-A--Insurance, of the New York State Defense Emergency Act, (Section 9177, Unconsolidated Laws of New York) and any amendments thereof, be responsible for the emergency management of the corporation as provided in the emergency bylaws of the corporation.

          Section 3. Finance Committee. The finance committee shall consist of at least three trustees, including the chairman. A majority shall constitute a quorum. Subject to the board of trustees, the responsibility for supervising the investment of the corporation's funds, including the purchase, sale, exchange or conversion of securities, shall rest with the finance committee. No investment shall be made or disposed of without authorization or approval of the finance committee.

          Section 4. Nominating and Personnel Committee. The nominating and personnel committee shall consist of at least three trustees each of whom is not an "interested person" of CREF within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 or any successor provision. A majority shall constitute a quorum. The committee shall nominate executive officers and the standing committees for the annual meeting of the board of trustees, shall approve the titles of all appointed officers, shall provide advice on the quality and level of service provided to CREF by the TIAA subsidiaries, to assist the TIAA nominating and personnel committee in arriving at its recommendations on the annual compensation of those TIAA employees who provide services to the TIAA subsidiaries, shall nominate trustees to fill interim vacancies and shall nominate trustee candidates for election at the annual meeting of policyholders; provided that, prior to nominating or making any recommendations with respect to trustee candidates for election at the annual meeting of policyholders, the committee shall, to the extent consistent with the requirements of the Investment Company Act of 1940 and the rules thereunder, consult with the CREF Board of Overseers regarding trustee candidates and will consider any suggestions of the CREF Board of Overseers with respect to trustee candidates.

          Section 5. Audit Committee. The audit committee shall consist of at least three trustees, and no member may be an officer or employee of the corporation. A majority of the members shall constitute a quorum. The committee shall itself, or through public accountants or otherwise, make such audits and examinations of the records and affairs of the corporation as it may deem necessary. The committee shall review the reimbursement agreements among CREF and TIAA, TIAA-CREF Individual & Institutional Services, Inc., and TIAA-CREF Investment Management, LLC, and make recommendations regarding them to the board of trustees.

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          Section   6.   Committee   on   Corporate    Governance   and   Social
Responsibility. The committee on corporate governance and social responsibility shall consist of at least three trustees, and no member may be an officer or employee of the corporation. A majority shall constitute a quorum. The committee is responsible for addressing all corporate social responsibility and corporate governance issues including the voting of CREF shares and the initiation of appropriate shareholder resolutions. In addition, the committee will develop and recommend specific corporate policy in these areas for consideration by the CREF board of trustees.

          Section 7. Reports. Within a reasonable time after their meetings, all such committees and subcommittees shall report their transactions to each trustee.

                                  ARTICLE FOUR
                 Salaries, Compensation, Expenses and Pensions--
                        Trustees, Officers and Employees

          Section 1. Trustees' Compensation and Expenses. A trustee may be paid an annual stipend and fees and such other compensation or emolument in any amount first authorized by the board in accordance with Section 2 of this Article Four, including, but not limited to, a deferred compensation benefit, for attendance at meetings of the board of trustees and for services that he/she renders on or for committees or subcommittees of the board; and each trustee shall be reimbursed for transportation and other expenses incurred by him/her in serving the corporation.

          Section 2. Salaries and Pensions. The corporation shall not pay any salary, compensation or emolument in any amount to any officer, deemed by a committee or committees of the board to be a principal officer pursuant to subsection (b) of Section 1202 of the Insurance Law of the State of New York, or to any salaried employee of the corporation if the level of compensation to be paid to such employee is equal to, or greater than, the compensation received by any of its principal officers, or to any trustee thereof, unless such payment be first authorized by a vote of the board of trustees. The corporation shall not make any agreement with any of its officers or salaried employees whereby it agrees that for any services rendered or to be rendered he shall receive any salary, compensation or emolument that will extend beyond a period of thirty-six months from the date of such agreement except as specifically permitted by the Insurance Law of the State of New York. No principal officer or employee of the class described in the first sentence of this section, who is paid a salary for his services shall receive any other compensation, bonus or emolument from the corporation either directly or indirectly, except in accordance with a plan recommended by a committee of the board pursuant to subsection (b) of Section 1202 of the Insurance Law of the State of New York and approved by the board of trustees. The corporation shall not grant any pension to any trustee or officer, or to any member of his family after his death, except that the corporation may pursuant to the terms of a retirement plan and other appropriate staff benefit plans adopted by the board provide for any person who is or has been a salaried officer or employee, a pension payable at the time of retirement by reason of age or disability and also life insurance, health insurance and disability benefits.

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          Section  3.  Prohibitions.  No  trustee,  officer or  employee  of the corporation shall receive, in addition to his fixed salary or compensation, any money or valuable thing, either directly, or indirectly, for negotiating, procuring, recommending or aiding in any purchase or sale by the corporation of any property, or any loan from the corporation, nor be pecuniarily interested either as principal, coprincipal, agent or beneficiary, either directly or indirectly, in any such purchase, sale or loan, nor have any personal interest in any property or assets of the corporation.

                                  ARTICLE FIVE
          Indemnification of Members, Trustees, Officers and Employees

          Section 1. In General: Notice to Superintendent. The corporation shall indemnify, in the manner and to the full extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or his testator or intestate is or was a member, trustee, officer or employee of the corporation or, while a member, trustee, officer or employee of the corporation, served any other corporation or organization of any type or kind, domestic or foreign, in any capacity at the request of the corporation. To the full extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice of the litigation or threatened litigation.

          Section  2.  Disabling  Conduct.  Notwithstanding  the  provisions  of
Section 1, the corporation shall not indemnify any person for any liability or expense arising by virtue of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of duties ("disabling conduct"). Whether any such liability or expense arose out of disabling conduct shall be determined:
(a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct; or (b) in the absence of such a decision, by a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct, (i) by the vote of a majority of a quorum of trustees who are neither interested persons of the corporation nor parties to the action, suit or proceeding in question or another action, suit or proceeding on the same or similar grounds ("disinterested, non-party trustees"), or (ii) by independent legal counsel in a written opinion.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

          Any liabilities or expenses may be paid in advance of the final disposition of the claim, suit or proceeding, as authorized by the board of trustees subject to Section 1 in the specific case, (a) upon receipt of an undertaking by or on behalf of the person to whom the advance is made to repay the advance unless it shall be ultimately determined that such person is entitled to indemnification; and (b) provided that (i) the indemnitee shall provide security for that undertaking, or (ii) the corporation shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of disinterested, non-party trustees or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

          A determination made in accordance with the preceding paragraph shall not prevent the recovery from any person of any amount advanced to such person as indemnification if such person is subsequently determined not to be entitled to indemnification. Nor shall a determination pursuant to this paragraph prevent the payment of indemnification if such person is subsequently found to be entitled to indemnification.

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          The  indemnification  provided  by this  Article  shall  not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement or otherwise.

          No indemnification provided by this Article shall be inconsistent with the Investment Company Act of 1940 or the Securities Act of 1933. Any indemnification provided by this Article shall continue as to a person who has ceased to be a member, trustee, officer or employee of the corporation.

                                   ARTICLE SIX
                         Rules for Determining Benefits

          The board of trustees shall establish and may, from time to time, change the rules for determining the amounts of retirement and other benefits. These rules shall include methods for calculating all factors affecting the valuation of benefits, and these rules and any changes therein shall be subject to the approval of the Superintendent of Insurance of the State of New York as not being unfair, unjust, inequitable, or prejudicial to the interest of any participating person. A copy of these rules and any amendments and additions thereto will be furnished to each participating person.

                                  ARTICLE SEVEN
                            Execution of Instruments

          The board of trustees or the executive committee shall designate who is authorized (a) to execute certificates of stock, proxies, powers of attorney, checks, drafts, certificates of participation and instruments relating thereto, and all other contracts and instruments in writing necessary or appropriate for the corporation in the management of its affairs, and (b) to attach the corporation's seal thereto; and may further authorize the extent to which such execution may be done by facsimile signature.

                                  ARTICLE EIGHT
                                  Disbursements

          No disbursement of $100 or more shall be made unless it is evidenced by a voucher signed by or on behalf of the person, firm or corporation receiving the money and correctly describing the consideration for the payment, and if the disbursement be for services and disbursements, setting forth the services rendered and an itemized statement of the disbursements made, and if it be in connection with any matter pending before any legislative or public body, or before any department or officer of any government, correctly describing in addition the nature of the matter and of the interest of the corporation therein, or if such voucher cannot be obtained, by an affidavit of an officer or responsible employee stating the reasons therefor and setting forth the particulars above mentioned.

                                  ARTICLE NINE
                                   Fiscal Year

          The fiscal year of the corporation shall commence on the first day of April and shall end on the thirty-first day of March.

                                   ARTICLE TEN
                                 Corporate Seal

          The seal of the corporation shall be circular in form and shall contain the words "College Retirement Equities Fund, New York, Corporate Seal, 1952."

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                                 ARTICLE ELEVEN
                              Amendments to Bylaws

          These bylaws may be amended either by action of the members of the corporation or the board of trustees, provided that written notice of the proposed action shall be mailed to each trustee or member at least one week and not more than two weeks prior to the date of the meeting at which such action is to be taken. No change in these bylaws shall take effect until the Superintendent of Insurance of the State of New York has certified it as being lawful and equitable.